UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL	34108
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

During 2018 and the beginning of 2019, FTE Networks, Inc. (the “Company”) entered into certain securities purchase agreements (the “Purchase Agreements”) with certain investors (the “Investors”), pursuant to which the Company agreed to sell convertible notes (the “Notes”), convertible into shares of common stock of the Company, par value $0.001 per share (“Common Stock”) of which an aggregate principal amount of approximately $7.5 million is currently outstanding.

The Notes mature anywhere from six to twelve months from the date of issuance, bear interest between 4-8 % per annum and are convertible at the Investors option at variable conversion prices at a discount to market.

Item 2.03	Creation of a Direct Financial Obligation

The issuance of the Notes described in Item 1.01 are incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Information concerning the Company’s issuance of Notes and the shares of Common Stock issuable upon conversion of the Notes as set forth in Item 1.01 are incorporated by reference into this Item 3.02.

The Notes and the shares of Common Stock issuable upon conversion of the Notes (the “Underlying Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Investors acquired the securities for investment and were accredited investors as defined by Rule 501 under the Securities Act. The Notes and Underlying Shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 8.01	Other Events

An Executive Committee of the Company’s Board of Directors has elected to terminate the Company’s program to repurchase up to $4,000,000 shares of its common stock that was previously announced on December 19, 2018. No shares were repurchased under the program.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Note, dated as of March 21, 2018
4.2	Convertible Note, dated as of June 13, 2018
4.3	Convertible Note, dated as of June 13, 2018
4.4	Convertible Note, dated as of June 21, 2018
4.5	Convertible Note, dated as of September 25, 2018
4.6	Convertible Note, dated as of September 27, 2018
4.7	Convertible Note, dated as of October 1, 2018
4.8	Convertible Note, dated as of October 5, 2018
4.9	Convertible Note, dated as of October 9, 2018
4.10	Convertible Note, dated as of October 25, 2018
4.11	Convertible Note, dated as of November 5, 2018
4.12	Convertible Note, dated as of November 5, 2018
4.13	Convertible Note, dated as of November 5, 2018
4.14	Convertible Note, dated as of November 5, 2018
4.15	Convertible Note, dated as of November 5, 2018
4.16	Convertible Note, dated as of December 3, 2018
4.17	Convertible Note, dated as of December 3, 2018
4.18	Convertible Note, dated as of December 7, 2018
4.19	Convertible Note, dated as of January 3, 2019
4.20	Convertible Note, dated as of January 3, 2019
4.21	Convertible Note, dated as of January 7, 2019
10.1	Securities Purchase Agreement, dated as of March 21, 2018, by and between FTE Networks, Inc. and Investor
10.3	Securities Purchase Agreement, dated as of June 13, 2018, by and between FTE Networks, Inc. and Investor
10.4	Securities Purchase Agreement, dated as of June 21, 2018, by and between FTE Networks, Inc. and Investor
10.5	Securities Purchase Agreement, dated as of September 25, 2018, by and between FTE Networks, Inc. and Investor
10.6	Securities Purchase Agreement, dated as of September 27, 2018, by and between FTE Networks, Inc. and Investor
10.7	Securities Purchase Agreement, dated as of October 1, 2018, by and between FTE Networks, Inc. and Investor
10.8	Securities Purchase Agreement, dated as of October 5, 2018, by and between FTE Networks, Inc. and Investor
10.9	Securities Purchase Agreement, dated as of October 9, 2018, by and between FTE Networks, Inc. and Investor
10.10	Securities Purchase Agreement, dated as of October 25, 2018, by and between FTE Networks, Inc. and Investor
10.11	Securities Purchase Agreement, dated as of November 5, 2018, by and between FTE Networks, Inc. and Investor
10.12	Securities Purchase Agreement, dated as of November 5, 2018, by and between FTE Networks, Inc. and Investor
10.14	Securities Purchase Agreement, dated as of November 5, 2018, by and between FTE Networks, Inc. and Investor
10.15	Securities Purchase Agreement, dated as of November 5, 2018, by and between FTE Networks, Inc. and Investor
10.18	Securities Purchase Agreement, dated as of December 7, 2018, by and between FTE Networks, Inc. and Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

	By:	/s/ Anthony Sirotka
Anthony Sirotka
Interim Chief Executive Officer
Date: March 11, 2019